SUBSIDIARIES OF THE REGISTRANT		Exhibit 21.1

Name in		Jurisdiction
Corporate Articles	Doing Business As	of Incorporation

Electronic Arts Belgium	Electronic Arts Belgium	Belgium
EA Bermuda Partnership	EA Bermuda Partnership	Bermuda
EA General Partner Limited	EA General Partner Limited	Bermuda
EA International (Studio and Publishing) Ltd.	EA International (Studio and Publishing) Ltd.	Bermuda
Electronic Arts Limitada	Electronic Arts Ltda.	Brazil
BioWare ULC	BioWare ULC	Canada
Electronic Arts (Canada), Inc.	Electronic Arts (Canada), Inc.	Canada
EA Mobile (Canada) ULC	EA Mobile (Canada) ULC	Canada
Beijing Playfish Game Technology Limited	Beijing Playfish Game Technology Limited	China
Electronic Arts Computer Software (Shanghai) Co., Ltd.	Electronic Arts Computer Software (Shanghai) Co., Ltd.	China
Shanghai PopCap Software Co. Ltd.	Shanghai PopCap Software Co. Ltd.	China
Electronic Arts Proprietary Limited	Electronic Arts Proprietary Limited	Commonwealth of Australia
EA Delaware LLC	EA Delaware LLC	Delaware
EA Entertainment, Inc.	EA Entertainment, Inc.	Delaware
EA Mobile (Canada Holdings) Inc.	EA Mobile (Canada Holdings) Inc.	Delaware
Electronic Arts Productions Inc.	Crocodile Productions	Delaware
Electronic Arts Redwood LLC	Electronic Arts Redwood LLC	Delaware
Electronic Arts Transfer Company	Electronic Arts Transfer Company	Delaware
Electronic Arts US Co.	Electronic Arts US Co.	Delaware
PopCap Games, LLC	PopCap Games, LLC	Delaware
Respawn Entertainment LLC	Respawn Entertainment LLC	California
Prairie-Winnetka Holdings, LLC (US)	Prairie-Winnetka Holdings, LLC (US)	California
Electronic Arts Finland OY	Electronic Arts Finland OY	Finland
Electronic Arts - Tiburon, A Florida Corporation	Tiburon	Florida
Electronic Arts Publishing SARL	Electronic Arts Publishing SARL	France
Electronic Arts GmbH	Electronic Arts GmbH	Germany
Electronic Arts HK Limited	Electronic Arts HK Limited	Hong Kong
PopCap Holdings (Hong Kong) Limited	PopCap Holdings (Hong Kong) Limited	Hong Kong
Electronic Arts Games (India) Private Limited	Electronic Arts Games (India) Private Limited	India
Electronic Arts Ireland Limited	Electronic Arts Ireland Limited	Ireland
Carpetville Limited	Carpetville Limited	Ireland
Gulfstream Purchase Ltd.	Gulfstream Purchase Ltd.	Israel
Electronic Arts Italia s.r.l.	EA Italy	Italy
Electronic Arts K.K.	Electronic Arts K.K.	Japan
Electronic Arts Korea LLC	Electronic Arts Korea LLC	South Korea
Electronic Arts (India Holdings) Inc.	Electronic Arts (India Holdings) Inc.	Mauritius

Name in		Jurisdiction
Corporate Articles	Doing Business As	of Incorporation

EA México S. de R.L. de C.V.	EA México S. de R.L. de C.V.	Mexico
Electronic Arts Polska Sp. Z.O.O.	EA Poland	Poland
Electronic Arts Romania SRL	Electronic Arts Romania SRL	Romania
Electronic Arts OOO	Electronic Arts OOO	Russia
Electronic Arts Asia Pacific Pte Ltd	Electronic Arts Asia Pacific Pte Ltd	Singapore
Electronic Arts Software S.L.	Electronic Arts Software S.L.	Spain
Digital Illusions CE AB	Digital Illusion CE AB	Sweden
EA Digital Illusions CE AB	EA Digital Illusions CE AB	Sweden
Electronic Arts Sweden AB	EA Sweden	Sweden
ABC Distribution and Retail Solutions GmbH	ABC Distribution and Retail Solutions GmbH	Switzerland
EA Swiss Sarl	EA Swiss Sarl	Switzerland
Electronic Arts C.V.	Electronic Arts C.V.	The Netherlands
Electronic Arts Nederland B.V.	Electronic Arts B.V.	The Netherlands
Playfish Limited	Playfish Limited	United Kingdom
Chillingo Limited	Chillingo Limited	United Kingdom
Click Gamer Technologies Limited	Click Gamer Technologies Limited	United Kingdom
Criterion Software Limited	Criterion Software Limited	United Kingdom
Electronic Arts Limited	Electronic Arts Limited	United Kingdom